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                                                                    Exhibit 99.6

                                 QRS CORPORATION
                         NOTICE OF GRANT OF STOCK OPTION


                  Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of QRS Corporation (the "Corporation"):

                  Optionee:
                           --------------------------------------
                  Grant Date:
                             ------------------------------------
                  Grant Number:
                               ----------------------------------
                  Option Price:   $                     per share
                                   -------------------
                  Number of Option Shares:                       shares
                                          ----------------------
                  Expiration Date:
                                  -------------------------------
                  Type of Option:            Incentive Stock Option
                                   ---------
                                             Non-Statutory Option
                                   ---------

                  Exercise Schedule: The Option shall become exercisable for the Option Shares in a series of four (4) successive equal annual installments upon the Optionee's completion of each year of Service over the four (4)-year period measured from the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following the Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the QRS Corporation 1993 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee also acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B.


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                  No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


Dated:                  , 199
      -----------------      -

                                        QRS CORPORATION


                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------


                                        ---------------------------------------
                                        OPTIONEE


                                        Address:
                                                -------------------------------

                                        ---------------------------------------


Exhibit A:  Stock Option Agreement
Exhibit B:  Plan Prospectus

                                       2.

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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT


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                                    EXHIBIT B

                                 PLAN PROSPECTUS